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                            HERITAGE BANCORP, INC.

                                   Exhibit 23
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-3 Number 33-27728 and Form S-8 Numbers 33-34198, 33-91212, 33-91214, 33-91208, and 33-91224 and in the related Prospectuses of our report dated January 28, 1998, with respect to the consolidated financial statements of Heritage Bancorp, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 1997.


                                                  Beard & Company, Inc.

Reading, Pennsylvania
March 3, 1998



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